STV GROUP, INCORPORATED
                              205 West Welsh Drive
                        Douglassville, Pennsylvania 19518


OFFICE OF THE PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                                               February 25, 2000



To the Shareholders:

         On Tuesday, March 29, 2000, at 10:00 A.M., the Annual Meeting of Shareholders of STV Group, Incorporated the "Company" will be held at the office of STV Group, Incorporated, 225 Park Avenue, South, New York, New York 10003, to vote to elect three directors of the Company to serve for three-year terms until the 2003 Annual Meeting of Shareholders, and to conduct other business as necessary. We hope you will be able to attend in person, but if this is inconvenient, we earnestly request that you be represented by proxy.

         The following pages contain the formal notice of this meeting and the Company's proxy statement. Please sign the enclosed proxy and return it promptly. Your vote is important, and we encourage you to exercise it. For your convenience, and to speed delivery of your proxy, please use the enclosed postage prepaid envelope. A copy of the Company's Annual Report for the year ended September 30, 1999 accompanies these proxy materials.

                                               Sincerely yours,



                                               /s/ Dominick M. Servedio

                                               Dominick M. Servedio
                                               President and
                                               Chief Executive Officer

                             STV GROUP, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of STV Group, Incorporated:

         The Annual Meeting of Shareholders of STV GROUP, INCORPORATED ("Company") will be held on Tuesday, March 29, 2000, at 10:00 A.M. (local time), at the office of STV Group, Incorporated, 225 Park Avenue, South, New York, New York 10003, for the following purposes:

         1. To elect three Directors to serve for terms of three years and until their respective successor shall have been duly elected and qualified.

         2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed January 28, 2000, as the record date for determination of shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         A copy of the Company's Annual Report for the year ended September 30, 1999 is enclosed with this Notice of Annual Meeting of Shareholders and the accompanying proxy statement.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors

                                        /s/   Peter  W. Knipe

February 25, 2000                       Peter W. Knipe
                                        Secretary

IMPORTANT-Shareholders can help the Company avoid the additional expense of further solicitation by promptly returning the enclosed proxy. The enclosed addressed envelope requires no postage if mailed in the United States and is intended for your convenience.

                             STV GROUP, INCORPORATED
                              205 West Welsh Drive
                             Douglassville, PA 19518

                                 PROXY STATEMENT

         This proxy statement, which together with the accompanying proxy card is first being mailed to shareholders on or about February 25, 2000, is furnished to the shareholders of STV GROUP, INCORPORATED (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Shareholders ("Annual Meeting") to be held at 10:00 A.M. (local time), at the offices of STV Group, Incorporated, 225 Park Avenue, South, New York, New York 10003, on Tuesday, March 29, 2000, and at any adjournment or postponement thereof.

         The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype, by officers, directors or employees of the Company, without additional compensation. The Company will pay the reasonable expenses incurred by record holders of the Company's common stock, par value $.50 per share ("Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, upon request, for mailing proxy material and annual shareholder reports to beneficial owners.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for the election of each nominee for directorship hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company's Board of Directors does have notice of at least 45 days before the date on which the Company first mailed its proxy materials for the 1999 Meeting of Shareholders; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the Annual Meeting.

         The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the meeting and which are not referred to in the enclosed meeting notice. If any such matters are properly brought before the meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

         Any shareholder who executes and returns a proxy may revoke it by submitting written revocation to the Secretary of the Company at any time before the proxy is exercised, by submitting another duly executed proxy with a later date, or by appearing and voting in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The total number of shares of Common Stock outstanding on January 28, 2000, the record date ("Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, was 3,832,818 shares. Each share of Common Stock entitles the registered owner to one vote on each matter which may be brought before the Annual Meeting, except for the right to vote cumulatively for directors. Under cumulative voting, each share of stock entitled to be voted in the election of directors has such number of votes as is equal to the number of directors to be elected; all such votes may be cast for a single director or they may be distributed among any two or more of them. The candidates securing the highest number of votes for election shall be elected. If no contrary instructions are given, the persons named in the enclosed proxy will have discretionary authority to cumulate votes among directors. The presence, in person or by proxy, of shareholders holding at least a majority of the shares of Common Stock entitled to vote on a particular matter will constitute a quorum for the purpose of consideration of and action on the matter at the Annual Meeting.

         The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Common Stock of the Company by each person known by the Company to own beneficially more than 5% of the Common Stock, by each director of the Company, by each of the Company's four most highly compensated executive officers, and by all directors and executive officers as a group. All persons listed below have sole voting and investment power with respect to their shares, unless otherwise indicated.


                                                          Number of                         Percent of
         Name and Address                                Shares (1)                          Class (2)


STV Employee Stock                                      2,466,229 (3)                          64.3
Ownership Plan
c/o STV Group, Incorporated
205 West Welsh Drive
Douglassville, PA 19518

Richard L. Holland                                         93,274                               2.4

Michael Haratunian                                       388,293 (4)                           10.1
225 Park Avenue, South
New York, NY 10003

Maurice L. Meier                                            1,328                               (5)

Dominick Servedio                                        308,673 (6)                            8.1
225 Park Avenue South
New York, New York 10003

William J. Doyle                                           224,200                              5.8
Winning Strategies Advertising LLC
533 Fellowship Road
Mt. Laurel, NJ 08054

Ray Monti                                                    500                                (5)

Whitney A. Sanders II                                    95,211 (7)                             2.5

Peter W. Knipe                                           69,135 (8)                             1.8


                                       2


G. Michael Stakias                                        1,000                                 (5)

All executive officers and                              1,181,614 (9)                          30.8
directors (As a group 8 persons)




(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Based on 3,832,818 shares of Common Stock outstanding.

(3) Participants in the STV Employee Stock Ownership Plan (the "ESOP") have "pass-through" voting rights. Thus, a participant is entitled to vote all shares allocated to such participant as of a particular record date. Unallocated shares are voted by the ESOP administrators, who are subject to fiduciary duties to the ESOP participants in acting in such capacity. The ESOP administrators are appointed by the Board of Directors and have sole investment power with respect to all shares held in the ESOP. See "EXECUTIVE COMPENSATION - Employee Stock Ownership Plan." As of the Record Date, there were approximately 100,608 unallocated shares held in the ESOP.

(4) Includes 2,000 shares of Common Stock held by his wife and 256,516 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 27,985 shares which were allocated to Mr. Haratunian's account under the ESOP, as of the Record Date, and over which he has voting but not investment power but does not include other shares held by the ESOP over which he shares voting and/or investment power as an ESOP administrator.

(5)      Less than 1%.

(6) Includes 227,516 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 25,733 shares which were allocated to Mr. Servedio's account under the ESOP, as of the Record Date, and over which he has voting but not investment power but does not include other shares held by the ESOP over which he shares voting and/or investment power as an ESOP administrator.

(7) Includes 3,000 shares held by his son and 30,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 19,011 shares which were allocated to Mr. Sanders' account under the ESOP, as of the Record Date, and over which he has voting but not investment power.

(8) Includes 30,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 12,989 shares which were allocated to Mr. Knipe's account under the ESOP, as of the Record Date, and over which he has voting but not investment power but does not include other shares held by the ESOP over which he shares voting and/or investment power as an ESOP administrator.

(9) Includes 85,718 shares which were allocated to the accounts of such executive officers and directors, as a group, under the ESOP, as of the Record Date, and over which such persons have voting but not investment power. Includes 544,032 shares of Common Stock which may be acquired within 60 days of the record date pursuant to stock options.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Three Directors are to be elected at the meeting to serve for a three-year term until the 2003 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

         The Board of Directors has designated the persons listed below to be nominees for election as Directors. The nominees have consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any nominee will be unwilling or unable to serve; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote FOR the election of the Company's nominees.

         The following information regarding the Company's nominees for election as Directors is based, in part, on information furnished by these individuals.


                                         Director                          Positions With
         Name                              Since            Age            the Company


William J. Doyle (1) (2)                   1993             69             Director

Richard L. Holland (1) (3) (4)             1974             73             Director

Michael Haratunian (3) (4)                 1986             66             Chairman of the Board of Directors

Information Concerning Continuing Directors

         The following table sets forth certain information concerning those Directors whose terms will expire in 2001 and 2002.

                                         Director                          Positions With
         Name                              Since            Age            the Company


The terms of the following Directors will expire in 2001:

Maurice L. Meier (2)                       1986             73             Director

Dominick M. Servedio (3) (4)               1992             59             Director, President and Chief Executive Officer


The term of the following Directors will expire in 2002:

Ray M. Monti (1) (2)                       1996             70             Director

G. Michael Stakias (1) (2)                 1999             50             Director


(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating Committee.
(4) Member of the Executive Committee.

     Mr. Doyle is currently Vice Chairman of Winning Strategies Advertising, LLC a major advertising, marketing and communications company. Previously, he was Vice Chairman of Hill International, a construction consulting firm. He also serves as a Trustee of the Coriell Institute for Medical Research and is Chairman of Doyle Management Services.

     Mr. Holland has been associated with the Company in various capacities continuously since 1968 and retired in 1991. Pursuant to an agreement dated September 30, 1986, between the Company and Mr. Holland, Mr. Holland is receiving a severance payment of $138,500 per year in equal monthly installments. These payments will continue through September 2006.

     Mr. Haratunian has been associated with the Company continuously since 1972. He was elected Chairman of the Board and Chief Executive Officer of STV Group, Incorporated, in 1993 and retired as Chief Executive Officer in 1998. Mr. Haratunian is a registered professional engineer. He is also a director of each of STV's subsidiaries.

     Mr. Meier, who has been continuously associated with the Company in various capacities since 1968 and became President of Sanders and Thomas, Inc. and Executive Vice President of STV Group, Incorporated, retired on October 1, 1988.

     Mr. Servedio has been continuously associated with the Company since 1977 and was elected President and Chief Operating Officer of STV Group, Incorporated, in 1993 and Chief Executive Officer in 1999. Mr. Servedio is a registered professional engineer. He is also President of STV Incorporated.

     Mr. Monti is the retired Director of Engineering and Chief Engineer of the Port Authority of New York and New Jersey, 1972 - 1992.

     Mr. Stakias is currently a partner in Liberty Partners, L.P., and Executive Vice President and Managing Director of its general partner Liberty Capital Partners, Inc., a New York private equity investment firm. Prior to joining Liberty Partners, L.P. in July, 1998, Mr. Stakias was a partner in the Philadelphia law firm of Blank Rome Comisky & McCauley LLP. Mr. Stakias currently serves on the boards of directors of Norwood Promotional Products, the Regulus Group, Laser Link.Net, Capital MT, Sorgenti Chemical Industries and Tnex.Net, each privately held companies.

     The Board of Directors of the Company held seven meetings during the fiscal year ended September 30, 1999.

     Each director of the Company attended 75% or more of the meetings of the Board and committees of which they were members during the fiscal year ended
September 30, 1999. The Board has an Audit Committee and a Compensation Committee which meet at varying intervals. The purpose of the Audit Committee is to review all recommendations made by the Company's independent public accountants with respect to the accounting methods used and the system of internal control followed by the Company and to advise the Board of Directors with respect thereto. The Audit Committee held one meeting during the fiscal year ended September 30, 1999. The purpose of the Compensation Committee is to make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee held five meetings during the fiscal year ended September 30, 1999. The Board has a Nominating Committee, which held one meeting during the fiscal year ended September 30, 1999.

     Directors who are not also officers of the Company receive an annual fee of $24,000 plus $500 for each committee meeting.

     Under the Company's Bylaws, shareholders have the right to nominate directors in accordance with the procedures specified therein. Nominations for directors made by shareholders must be (i) made by a shareholder entitled to be present and to vote at the meeting or by a duly authorized proxy, (ii) submitted in writing to the Secretary of the Company not later than the close of business on the tenth business day immediately preceding the date of the meeting, (iii) accompanied by the signed written consent of the nominee to serve if elected, and (iv) accompanied by a current resume for those nominees not recommended by the Board of Directors. All nominations not made as set forth above will be rejected. In addition, at any time prior to the election of directors at a meeting of shareholders, the Board of Directors, in its sole discretion, may (but need not) designate a substitute nominee to replace any bona fide nominee who was nominated by a shareholder in accordance with the Bylaws and who, for any reason, becomes unavailable for election as a director.

Section 16(a) Beneficial Ownership Report Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms which they file. To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met.

                             EXECUTIVE COMPENSATION

Board Committee Report on Executive Compensation

         The   Compensation   Committee  of  the  Board  assists  the  Board  in
structuring compensation arrangements and incentive plans for the executive officers and senior management of the Company. Decisions on compensation and the grant of incentives are generally made by the three-member committee, composed of only non-employee directors. Decisions by the Committee relating to the compensation and incentives for the Company's officers are submitted to the full Board for ratification or revision. Set forth below is the Committee's report on the compensation policies for 1999 as they affected executive officers of the Company.

         With regard to executive compensation, it is the philosophy of the STV Group organization to provide a program which attracts and retains executive officers and other key employees critical to the Company's success, and to reward executive officers for corporate, group, and individual performance. Executive compensation, including that of the Chief Executive Officer, is evaluated by the Board using the aforementioned subjective criteria and is not based solely on specific objective criteria such as profitability of the corporation or market value of its stock.

         The primary elements of this program are base salary, an Executive Deferred Compensation Plan, cash incentive compensation, stock options, and participation in standard company benefit programs such as health and disability insurance, 401K and the pension plan/ESOP which are available to all employees. No single element of compensation is awarded without consideration of the potential total compensation to be paid for the designated position.

Base Salary

         Each year the Committee examines the salaries of the officers of the Company. Certain of the executive officers have employment agreements which provide for a base salary and their participation in the Company's cash incentive  plan  and  stock  option  plan,  as well as  certain  other  benefits generally available to employees. (See "Employment Agreements.") The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. These salary adjustments are compared with information available about salaries in the Company's industry, inflation and the performance of the individuals. In 1999, the executive officers received an average salary increase of 3.1% primarily as a performance adjustment. All officers of the Company are eligible to participate in an unfunded non-qualified deferred compensation plan which is administered by the outside directors of the firm. This plan allows officers to defer from ten to twenty percent of their annual salaries by making an annual election. Interest accrues on the amount deferred at the Company's bank prime rate plus one and one-half percent. Upon the participant's retirement or termination of employment, the amounts deferred plus accrued interest are paid.

Cash Incentive Compensation

         The Company believes that cash incentive compensation plays a strong role in stimulating management actions aimed at achievement of Company profit goals. Acceptable profit levels are determined by the Board of Directors in consultation with the Compensation Committee and with management of the Company. Overall economic conditions, the markets for the Company's services and other factors may be taken into consideration when determining such profit levels. Currently, the Company reserves a pool of approximately ten percent of pre-tax, pre-interest income.

         If a cash incentive pool is generated, it is distributed to executives upon consideration of individual attainment of Company objectives and upon review all aspects of the individual's total compensation package. In fiscal 1999, the Board distributed incentive compensation to the executive officers based on its perception of each individual's performance in attaining the Company's goals and not pursuant to a specific numerical formula.

Stock Options

         Stock options are awarded to executives in order to encourage future management actions aimed at improving the Company's sales efforts, client service quality and Company profitability. Improvement in these areas is expected to increase the value of the Company's common stock for stockholders, and the executives will be given the opportunity to share in such increased value resulting from their efforts.

Chief Executive Officer Compensation

         In establishing Mr. Servedio's compensation levels, consideration is given to his individual performance level relative to his role as President and Chief Executive Officer as well as the factors discussed above for all executive officers. The Board set the terms of his base salary under his new employment agreement and determined his cash incentive compensation under the foregoing criteria.

Section 162(m) of the Federal Tax Code

         Generally, Section 162(m) denies deduction to any publicly held company such as the Company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The Compensation Committee intends that the stock options issued under the Employee Plan qualify for the performance-based exclusion under Section 162(m). The Compensation Committee will continually evaluate to what extent Section 162(m) will apply to its other compensation programs.

         Respectively submitted, The Compensation Committee
                  G. M.   Stakias, Chairman
                  W. Doyle
                  M. Meier
                  R. Monti

Summary Compensation Table

     The following table shows, for fiscal years ending September 30, 1997, 1998 and 1999, the cash compensation paid by the Company, as well as other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and three most highly compensated officers other than the CEO.




                                                          Long-Term Compensation


                                    Annual Compensation           Awards

                        Fiscal                                                      All Other
  Name and Position      Year       Salary        Bonus           Options          Compensation


M. Haratunian            1999    $215,478 (A)   $30,000            15,000          $380,968 (F)
Chairman of the Board    1998      $301,298     $95,000            60,000           $244,753
                         1997      $280,816     $57,000           120,000           $152,932

D. M. Servedio           1999    $425,006 (B)   $150,000           36,000          $634,829 (G)
President and Chief      1998    $293,237 (C)   $90,000            50,000           $270,042
Executive Officer        1997    $234,780 (D)   $53,000           100,000            $115,741

W. A. Sanders II         1999    $194,423 (E)   $25,000            10,000          $17,156 (H)
Sr. Vice President       1998      $179,619     $20,000            20,000            $15,984
                         1997      $173,289     $18,000              0               $16,307

P. W. Knipe              1999      $139,543     $30,000            10,000           $6,582 (I)
Secretary/Treasurer      1998      $128,107     $22,000            20,000            $6,039
Chief Financial Office   1997      $120,902     $10,000              0                $5,754


(A) Does not include $202,759 paid in 1999 which had been deferred in previous years.

(B) Includes $19,821 deferred in 1999 under the Company's Deferred Compensation Plan.

(C) Includes $19,994 deferred in 1998 under the Company's Deferred Compensation Plan.

(D) Includes $20,014 deferred in 1997 under the Company's Deferred Compensation plan but does not include $29,000 paid in 1997 which had been deferred in previous years.

(E) Includes $24,638 deferred in 1999 under the Company's Deferred Compensation Plan.

(F) "All Other Compensation" for the 1999 fiscal year for Mr. Haratunian includes the following items: $4,800 contribution to the ESOP plan; $2,574 for company-paid medical plan; $9,790 for company-paid life insurance; and $363,804 earned as part of his SERP. (See page 10.)

(G) "All Other Compensation" for the 1999 fiscal year for Mr. Servedio includes the following items: $4,800 contribution to the ESOP plan; $2,955 for company-paid medical plan; $3,580 for company-paid life insurance; $3,610 accrued interest earned on his deferred compensation; and $619,884 earned as part of his SERP. (See page 10.)

(H) "All Other Compensation" for the 1999 fiscal year for Mr. Sanders includes the following items: $4,800 contribution to the ESOP plan; $4,304 for company-paid medical plan; $774 for company-paid life insurance; and $7,278 accrued interest earned on his deferred compensation.

(I) "All Other Compensation" for the 1999 fiscal year for Mr. Knipe includes the following items: $4,800 contribution to the ESOP plan; $1,294 for company-paid medical plan; and $488 for company-paid life insurance.

Employment Agreements and Other Plans

Employment Agreements

         On November 21, 1994, the Company entered into employment agreements (collectively the "Agreements"), effective as of January 1, 1994, with Michael Haratunian, as its Chief Executive Officer, and Dominick Servedio, as its President and Chief Operating Officer (collectively the "Executive Employees"). The Agreements were for a term of five years and provided for a base annual salary of $235,000.00 for Mr. Haratunian and $200,000.00 for Mr. Servedio, which base salary was to be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee") and could be increased, but not decreased, as a result thereof. On October 29, 1998, the Company entered into employment agreements (collectively the "Agreements"), with Michael Haratunian, effective as of January 1, 1999, as its Chairman of the Board, and Dominick Servedio, effective October 1, 1998, as its President and Chief Operating Officer (collectively the "Executive Employees"). Effective January 1, 1999, Mr. Servedio assumed the position of Chief Executive Officer. The Agreements are for a term of five years and provide for a base annual salary of $212,000 for Mr. Haratunian and $425,000 for Mr. Servedio, which base salary is to be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Mr. Haratunian's salary must be increased at least by a cost-of-living factor based on the increase in the Consumer Price Index - Urban Consumers for the immediately preceding calendar year. In addition, the Agreements provide that the Executive Employees shall be entitled to participate in the Company's Annual Incentive Plan established by the Compensation Committee and ratified by the Board, all of the Company's long term incentive plans generally available to executive officers, including stock option plans, and all welfare benefit plans and retirement benefits generally available to other employees of the Company. In addition, the Agreements provide for a Supplemental Executive Retirement Plan ("SERP") for the benefit of Mr. Haratunian and Mr. Servedio. Under the SERP, Mr. Haratunian will be entitled to a benefit for 15 years commencing upon the later of the termination of his Agreement or the end of his employment term. The amount of the SERP benefit shall be an amount equal to Employee's salary in the final year of Employee's employment as adjusted during the term of this Agreement. Mr. Servedio will be entitled to a benefit for 15 years commencing on the first day of the month following termination of Employment for any reason other than cause (as defined) or retirement (as defined) in the amount of $325,000 per year. In the event Mr. Servedio's employment is terminated for cause or retirement prior to the completion of his agreement, his SERP benefit shall be reduced on a pro-rata basis, but in no event, can the reduction be less than the SERP that was accrued under the terms of the Prior Employment Agreement. Under the terms of the last employment agreement, his payout would be $187,323 per year. The Agreements may be terminated by the Company at any time for "Cause" (as defined), upon the vote of not less than two-thirds of the entire membership of the Company's Board of Directors. An Executive Employee may terminate his employment agreement for "Good Reason" (as defined). In the event that the Company terminates the Executive Employee's employment without Cause, or the Executive Employee terminates his employment for "Good Reason", the Executive Employee is entitled to receive his salary for the greater of the remaining term of the Agreement or twelve (12) months and will be fully vested in the "SERP" benefits. In the event of a "change in control" (as defined) the SERP benefits will fully vest and must be funded by the Company. Each employment agreement also contains provisions which are intended to limit the Executive Employee in competing with the Company throughout the term of the Agreement.

         On July 9, 1999, the Company entered into an Employment Agreement with Peter W. Knipe, effective as of June 1, 1999, as Senior Vice President of Finance. The agreement is for a term of two years subject to automatic extension unless terminated and provides for a base annual salary of $140,000 which base salary is to be reviewed annually by the Chief Executive Officer. In addition, the agreement provides that Mr. Knipe shall be entitled to participate in the Company's Annual Incentive Plan, all of the Company's long-term incentive plans generally available to officers including stock option plans and all welfare benefit plans and retirement plans generally available to other employees of the Company. The agreement may be terminated by the Company at any time for "Cause" (as defined). In the event that the Company terminated Mr. Knipe's employment without cause, Mr. Knipe will receive his salary and benefits for the remaining term of the agreement and all stock options, stock awards and similar equity rights shall vest. Mr. Knipe may terminate his Employment Agreement for "Good Reason" after a "Change of Control" (as defined), he shall be paid a lump sum payment equal to the sum of three times his then current salary plus the amount of any cash bonus awarded to him for services in the then most recent fiscal years and all stock options, stock awards and similar equity rights shall best and remain exercisable through their original terms. The agreement also contains provisions which are intended to limit Mr. Knipe in competing with the Company throughout the term of the agreement and for one year thereafter.

Other Plans

         The Company formerly maintained a defined benefit plan and a money purchase plan. The defined benefit plan was frozen on August 1, 1977, and on July 31, 1982, the Company purchased annuities to cover its future obligations to eligible employees under the defined benefit plan. Disclosure of annual benefits to which all executive officers (as a group) and all employees would be entitled has been omitted in view of the fact that such amounts would vary depending on the number of persons in the group who were retired in a given year.

         On September 30, 1981, the money purchase plan was frozen and the Company ceased making contributions. Amounts previously contributed to the plan on behalf of eligible employees continued to accrue interest toward future distribution. On June 22, 1988, a cash distribution of funds was made to all eligible plan participants.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                                     Value of
                                                                            Number of               Unexercised
                                                                           Unexercised             In-the-Money
                                                                         Options/SARs at          Options/SARs at
                                                                          99 FY-End (#)          99 FY-End ($) (1)

                                Shares Acquired           Value           Exercisable/             Exercisable/
       Name                       On Exercise           Realized          Unexercisable            Unexercisable
                                      (#)                  ($)

M. Haratunian                          0                    0                241,519                  890,403
                                                                             15,000                      0

D. M. Servedio                         0                    0                191,516                  687,903
                                                                             36,000                      0

P. W. Knipe                            0                    0                20,000                    52,500
                                                                             10,000                      0

W. A. Sanders II                       0                    0                20,000                    52,500
                                                                             10,000                      0

(1)      Based on 1999 fiscal year-end share price equal to $7.688.
(2)      Based on share prices at dates options were exercised.


                                                 Option/SAR Grants in Last Fiscal Year

                                                           Individual Grants
                                   Number of
                                  Securities             % of Total
                                  Underlying            Options/SARs
                                   Options/              Granted to             Exercise
                                     SARs                 Employees              or Base            Expiration
          Name                    Granted (1)          in Fiscal Year             Price                 Date
------------------------          -----------          --------------          -----------        --------------

                                       #                     (%)                 ($/Sh)

M. Haratunian                       60,000                  17.2                   5.75              12/08/08
                                    15,000                   7.5                  7.875              06/22/09

D. M. Servedio                      50,000                  14.3                   5.75              12/08/08
                                    36,000                  17.9                  7.875              06/22/09

W. A. Sanders                       10,000                   2.9                   5.75              12/08/08
                                    10,000                   5.0                  7.875              06/22/09

P. W. Knipe                         10,000                   2.9                   5.75              12/08/08
                                    10,000                   5.0                  7.875              06/22/09


(1) All options become fully vested upon the first anniversary of the grant date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG STV GROUP, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP


                                                           Cumulative Total Return

                                             9/94      9/95       9/96      9/97    9/98     9/99

STV Group, Incorporated                       100       116        165       173     192      328

1999 PEER GROUP                               100       121        102       182     125      126

NASDAQ STOCK MARKET-US                        100       138        164       225     229      372











*$100 INVESTMENT ON 09/30/94 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDED SEPTEMBER 30.




(1) The above graph shows a comparison of the cumulative total return for the Company's Common Stock, the NASDAQ Stock Market-U.S. Index, and a weighted index of peer issuers consisting of similar engineering companies (the "1999 Peer Group Index') for the preceding five fiscal years ending September 30. The graph assumes an investment of $100.00 on September 30, 1994 in each company involved and the reinvestment of all dividends. The 1999 Peer Group Index of publicly held companies is comprised of URS Corp., Michael Baker Corp., Stone & Webster Inc., and Icf Kaiser International, Inc.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for the 2001 Annual Meeting must be submitted to the Company by October 29, 2000, to receive consideration.

         Pursuant to the recent amendment to the proxy rules under the Exchange Act, the Company shareholders are notified that currently there is no deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Shareholders; as to all such matters that the Company does not have notice on or prior to January 11, 2000, discretionary authority shall be granted to the person designated in the Company's proxy related to the 2001 Annual Meeting to vote on such proposal.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the fiscal year ended September 30, 1999, and for the current fiscal year is the firm of Ernst & Young LLP, Harrisburg, Pennsylvania. The selection of the independent public accountant is not being submitted to shareholders for approval because there is no legal requirement to do so.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

         For the fiscal year ended September 30, 1999, Ernst & Young LLP performed audit, tax and consulting services for the Company.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO STV GROUP, INCORPORATED, 205 WEST WELSH DRIVE, DOUGLASSVILLE, PA 19518, ATTENTION: PETER W. KNIPE, SECRETARY.



                                              By Order of the Board of Directors

                                              /s/ Peter W. Knipe

                                              Peter W. Knipe
                                              Secretary

                             STV GROUP, INCORPORATED

                 Annual Meeting of Shareholders - March 29, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The  undersigned  hereby  appoints  MICHAEL  HARATUNIAN,   RICHARD
HOLLAND, and DOMINICK M. SERVEDIO, and each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the annual meeting of shareholders (including any adjournment or postponement thereof) of STV Group, Incorporated (the "Company"), which is scheduled to be held on March 29, 2000, on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in the Company's proxy statement:

1.  ELECTION OF DIRECTORS

    FOR /_/    William J. Doyle, Richard L. Holland, Michael Haratunian

               To withhold authority to vote for all directors, check this box /_/.
               To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.



2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                  (Continued and to be signed on reverse side)

             This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election of the Company's nominees as directors as described in the accompanying Proxy Statement. Note: This proxy must be returned in order for your shares to be voted.

             A majority of the proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in the Company's Proxy Statement.

             Receipt of the Company's Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement dated February 25, 2000 is hereby acknowledged.
                                    Dated: . . . . . . . . . . . . . . . ., 2000
                                             (Please date this Proxy)

                                    . . . . . . . . . . . . . . . . . . . . . .

                                    . . . . . . . . . . . . . . . . . . . . . .
                                                  Signature(s)

                                    It would be helpful if you signed  your name
                                    as   it   appears   hereon,  indicating  any
                                    official    position    or    representative
                                    capacity. If shares are registered in more than one name, all owners should sign.

         (Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.)